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                                                                     Exhibit 2.9

                    AMENDMENT TO PORTFOLIO PURCHASE AGREEMENT


This AMENDMENT TO PORTFOLIO PURCHASE AGREEMENT ("Amendment") is made and entered into as of April 12, 2001, by and between iPayment Technologies, Inc. (formerly known as creditcards.com, formerly known as Electronic Card Systems, Inc.), a California corporation ("Purchaser") and E-Commerce Exchange, Inc., a Delaware corporation ("Seller") with reference to the following facts:

         A. WHEREAS, on February 16, 2001, Seller and Purchaser executed and delivered a PORTFOLIO PURCHASE AGREEMENT dated February 16, 2001 ( the "Agreement") which is made a part hereof; and

         B. WHEREAS, the Agreement provides in Section 4.2 (d) that at the Closing (as defined in the Agreement) that Seller and Purchaser (as well as ECX, Humboldt and Gordon, as those terms are defined in the Agreement) shall execute and deliver a Release Agreement (as defined in the Agreement) in the form of EXHIBIT C to the Agreement; and

         C. WHEREAS, the Agreement provides in Section 4.2 (e) that at the Closing (as defined in the Agreement) that Seller will cause the law firm of Ropes & Gray to deliver an Engagement Letter (as defined in the Agreement) in the form of EXHIBIT D to the Agreement relating to the he Massachusetts Lawsuit (as defined in the Agreement); and

         D. WHEREAS, the Agreement provides in Section 4.2 (f) that at the Closing that Purchaser and Seller shall execute and deliver the Indemnification Agreement (as defined in the Agreement) in the form of EXHIBIT E to the Agreement relating to the he Massachusetts Lawsuit; and

         E. WHEREAS, pursuant to Sections 8.6 and 8.7 of the Agreement the execution and delivery of the Engagement Letter in the form of EXHIBIT D and the Indemnification Agreement in the form of EXHIBIT E, respectively, are conditions precedent to the Closing obligations of the Purchaser; and

         F. WHEREAS, pursuant to Sections 9.6 and 9.7 of the Agreement the execution and delivery of the Engagement Letter in the form of EXHIBIT D and the Indemnification Agreement in the form of EXHIBIT E, respectively, are conditions precedent to the Closing obligations of the Seller; and

         G. WHEREAS, the Massachusetts Lawsuit has been dismissed and Seller and Purchaser therefore agree that the Engagement Letter and the Indemnification Agreement are no longer needed, and therefore desire to modify and amend the Agreement to delete any prior references to the Engagement Letter and the form EXHIBIT D and the Indemnification Agreement and the form EXHIBIT E, respectively, and each of them; and

         H. WHEREAS, the Seller and Purchaser have agreed to an amended form of the Release Agreement (EXHIBIT C), which amended form is attached hereto as EXHIBIT C; and

         I. WHEREAS, the Seller and Purchaser have agreed that the Closing shall now take place at 1:00 p.m. California time on April ___, 2001.

         J. WHEREAS, in light of the Recitals set forth in Paragraphs A. through
I. above, Seller and Purchaser wish to modify and amend the Agreement as more particularly set forth herein below.
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         NOW THEREFORE, Seller and Purchaser in consideration of the foregoing, the mutual promises contained in this Amendment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, agree as follows:

1. The Recitals hereinabove are hereby incorporated herein and made a part of this Amendment. Each of the capitalized terms defined in the Agreement, shall have the same meaning when used herein unless otherwise specifically provided.

2. The Agreement shall and is hereby modified and amended in the following particulars only:

                  (i) All references in the Agreement to the Release Agreement in the form of EXHIBIT C to the Agreement shall and hereby are amended to be mean the form of the EXHIBIT C attached to this Amendment and made a part hereof.

                  (ii)     Sections 4.2(e), 4.2(f), 8.6, 8.7, 9.6, 9.7 and 10.4
                           are deleted in there entirety, and are of no further force or effect.

                  (iii) the definition of "Extended Closing Date" set forth in Section 4.1(a) is hereby amended to and deemed to be and "1:00 p.m. California time on April 13, 2001."

3. All signatories executing this Amendment hereby represent that they have the full right, capacity and authority to enter into this Amendment.

4. Except as modified or amended by this Amendment, in case of any conflicting or contradictory provisions contained herein to the terms and provisions of the Agreement, this Amendment shall prevail, and the parties hereto ratify and confirm the Agreement in all respects, as amended by this Amendment.

5. This Amendment may be executed in two or more counterparts, including via fax, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6. This Amendment shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

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
iPAYMENT TECHNOLOGIES, INC.,            E-COMMERCE EXCHANGE, INC.,
a California corporation ("Purchaser")  a Delaware corporation ("Seller")

By: __/s/ Richard Schubert_________     By:_/s/ Paul Rianda________________
Title: _EVP & General Counsel_____      Title:_COO and General Counsel_______
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